Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 12, 2023, 4:30 p.m. EDT	Contact: Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier highlights market-leading position and growth strategy

Details competitive advantages, strategic priorities, and multi-year outlook at its first Investor Day

Lake Oswego, Oregon, April 12, 2023 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), today hosted its inaugural Investor Day in New York, during which members of the company’s leadership team discussed Greenbrier’s market-leading position and diverse capabilities, strategic priorities, and multi-year outlook.

Lorie Tekorius, Chief Executive Officer & President said, “We are pleased to have shared our vision and long-term plan with the investment community during our first-ever Investor Day. Building on Greenbrier’s long history, we continue to evolve the company to keep improving its performance over economic cycles. As a result of our actions, we expect Greenbrier to maximize its financial performance during periods of strong market demand and stabilize performance at higher levels when demand is less favorable. We are executing multiple initiatives to deliver these outcomes. By achieving these goals, we will continue our long history of delivering value to shareholders.”

Topics discussed during the Investor Day included Greenbrier’s:

•	Leadership position in North American, European, and Brazilian freight railcar manufacturing markets;

•	Diverse manufacturing capabilities and long track record of innovation;

•	Robust lease origination capabilities and unique syndication model;

•	Increase in financial performance across economic cycles;

•	Actions underway to improve margins in its Manufacturing segment;

•	Heightened commitment to grow recurring revenue base through lease fleet investments; and

•	Balanced capital allocation strategy focused on returning value to shareholders.

Additionally, Greenbrier unveiled long-term financial targets, including:

•	Growth of +100% in annual recurring revenue from its Leasing and Management Services segment;

•	Aggregate gross margin in the mid-teens by fiscal 2026; and

•	Return on invested capital of between 10% and 14% by fiscal 2026

A webcast replay of the Investor Day will be available for 90 days at investors.gbrx.com following the live presentations.

-More-

Greenbrier highlights market-leading position… (Cont.)	Page 2

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier owns a lease fleet of 12,300 railcars that originate primarily from Greenbrier’s manufacturing operations. As of March 31, 2023, Greenbrier manages 438,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and to other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “capability,” “continue,” “evolve,” “execute,” “expect,” “grow,” “keep,” “long-term,” “target,” “underway,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Such risks, uncertainties and important factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

###